UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

Date of Report
(Date of earliest
event reported):    October 21, 2016

Commission	Name of Registrant, State of Incorporation, Address of	IRS Employer
File Number	Principal Executive Offices and Telephone Number	Identification Number

1-9894	Alliant Energy Corporation (a Wisconsin corporation) 4902 N. Biltmore Lane Madison, Wisconsin 53718 Telephone (608) 458-3311	39-1380265

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

Alliant Energy Corporation (Alliant Energy) concluded it will incur a material non-cash pre-tax asset valuation charge for the three- and nine-months ended September 30, 2016, related to its 99 megawatt Franklin County wind farm as a result of performing an impairment analysis of such assets in the third quarter of 2016. The amount of the non-cash pre-tax asset valuation charge is approximately $86 million (after-tax charge of $51 million, or $0.23 per share).

Based on an evaluation of the strategic options for the Franklin County wind farm performed in the third quarter, Alliant Energy concluded, as of September 30, 2016, it was probable the Franklin County wind farm will be transferred to Interstate Power and Light Company (IPL). As a result of the conclusion to transfer the Franklin County wind farm to IPL, the impairment analysis evaluated the fair market value of the assets and a reasonable estimate of the amount of costs associated with the Franklin County wind farm that would be allowed for recovery for IPL’s electric rate-making purposes. Based on various market analyses, including discounted cash flows projected from the Franklin County wind farm, recently executed power purchase agreements located near the Franklin County wind farm and the cost of new wind farms as determined through IPL’s proposed wind expansion, the fair market value of the Franklin County wind farm assets was determined to be $33 million, subject to working capital adjustments. Alliant Energy concluded the fair market value of the Franklin County wind farm assets of $33 million represents a reasonable estimate of the amount IPL will be allowed for recovery for IPL’s electric rate-making purposes. As a result, the carrying amount of the Franklin County wind farm was reduced to its fair market value resulting in the non-cash pre-tax asset valuation charge of $86 million in the third quarter of 2016.

On October 20, 2016, the Board of Directors of Alliant Energy and IPL approved the transfer of the 99 megawatt Franklin County wind farm to IPL for $33 million, subject to certain regulatory approvals. IPL currently anticipates requesting approval from the Federal Energy Regulatory Commission (FERC) in the fourth quarter of 2016 to transfer the Franklin County wind farm to IPL and expects to complete such transfer in the first quarter of 2017. The final amount to be recovered for IPL’s electric rate-making purposes will be determined by the Iowa Utilities Board as part of IPL’s 2016 test year Iowa retail electric rate case, anticipated to be filed in the second quarter of 2017, and therefore the final asset valuation charge is subject to change.

The transfer of Franklin County wind farm to IPL is separate from IPL’s current request to construct, own and operate 500 megawatts of additional wind generation that is currently pending approval before the Iowa Utilities Board.

Statements contained in this Current Report on Form 8-K that are not of historical fact, including statements regarding the asset valuation charge related to the Franklin County wind farm and the anticipated transfer of the Franklin County wind farm to IPL (the “Transfer”), are forward-looking statements intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Some, but not all, of the risks and uncertainties include results of the regulatory process to obtain FERC approval of the Transfer and results of IPL’s next retail electric rate case. Alliant Energy assumes no obligation, and disclaims any duty, to update the forward-looking statements in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Alliant Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT ENERGY CORPORATION

Date: October 21, 2016	By:/s/ Thomas L. Hanson
Thomas L. Hanson
Senior Vice President and Chief Financial Officer

4